UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2023

AmerisourceBergen Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-6671

Delaware	23-3079390
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1 West First Avenue Conshohocken PA	19428-1800
(Address of principal executive offices)	(Zip Code)

(610) 727-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock	ABC	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Share Repurchase

On August 2, 2023, AmerisourceBergen Corporation (the “Company”) entered into a share repurchase agreement (the “Share Repurchase Agreement”) with Walgreens Boots Alliance Holdings LLC (the “Selling Stockholder”), pursuant to which the Company agreed to repurchase, directly from the Selling Stockholder, 1,320,858 shares of the Company’s common stock (the “Common Stock”), par value $0.01 per share (the “Share Repurchase”). The price per share paid by the Company was $189.271, which equals the price per share at which Goldman Sachs & Co. LLC (the “Underwriter”) purchased the Underwritten Shares (defined below) from each of Bank of America, N.A., Citibank, N.A., Deutsche Bank AG, London Branch, Goldman Sachs International, Mizuho Markets Americas LLC, Morgan Stanley Bank, N.A., Société Générale and Wells Fargo Bank, National Association (the “Counterparties”), net of underwriting discounts, in an underwritten public offering announced on August 3, 2023. The Share Repurchase was completed on August 8, 2023. The aggregate price paid by the Company for the Share Repurchase was $250,000,114.52. The Share Repurchase was made under the Company’s share repurchase program and the repurchased shares will be held in treasury.

The foregoing description of the Share Repurchase Agreement is qualified in its entirety by reference to the full text of the Share Repurchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Registered Public Offering

On August 3, 2023, the Company announced a registered public offering of an aggregate of 10.5 million shares of Common Stock (the “Registered Shares”) in connection with the Selling Stockholder entering into prepaid variable share forward transactions (the “VPF Transactions”) relating to the shares of Common Stock with the Counterparties. The Company has been advised that, in order to establish their initial hedge positions with respect to the VPF Transactions, the Counterparties or their affiliates borrowed an aggregate of 7,293,548 of the Registered Shares from third-party stock lenders and sold those shares (the “Underwritten Shares”) in an underwritten public offering (the “Offering”) through the Underwriter.

The Offering was made pursuant to a prospectus supplement, dated August 3, 2023, to the prospectus, dated November 23, 2021, included in the Company’s registration statement on Form S-3 (Registration No. 333-261306), which was filed with the Securities and Exchange Commission on August 7, 2023.

In connection with the Offering, on August 3, 2023, the Company entered into an underwriting agreement with the Selling Stockholder, the Underwriter and the Counterparties (the “Underwriting Agreement”). The Company did not issue or sell any shares of Common Stock in the Offering, is not a party to the VPF Transactions, and did not receive any proceeds from sales of the Underwritten Shares.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, the Selling Stockholder, and each Counterparty, and includes the terms and conditions for the sale of the Underwritten Shares by the Counterparties to the Underwriter. The Underwriting Agreement also provides for customary indemnification by each of the Company, the Selling Stockholder, the Counterparties and the Underwriter against certain liabilities.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01. Other Events.

The legal opinion of Morgan, Lewis & Bockius LLP as to the validity of the Registered Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K and such opinion contains the consent of Morgan, Lewis & Bockius LLP to the filing of its opinion as an exhibit to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1*	Underwriting Agreement, dated as of August 3, 2023, by and among AmerisourceBergen Corporation, Walgreens Boots Alliance Holdings LLC, Goldman Sachs & Co. LLC, Bank of America, N.A., Citibank, N.A., Deutsche Bank AG, London Branch, Goldman Sachs International, Mizuho Markets Americas LLC, Morgan Stanley Bank, N.A., Société Générale and Wells Fargo Bank, National Association.
5.1	Opinion of Morgan Lewis & Bockius LLP.
10.1	Share Repurchase Agreement, dated as of August 2, 2023, by and between AmerisourceBergen Corporation and Walgreens Boots Alliance Holdings LLC.
23.1	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1).
104	Cover Page Interactive Data File (formatted as inline XBRL)

* Certain of the exhibits and schedules to this exhibit are omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission, upon request, a copy of any omitted schedule or exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmerisourceBergen Corporation

August 8, 2023	By:	/s/ James F. Cleary
Name: James F. Cleary
Title: Executive Vice President and Chief Financial Officer